GULF NORTHERN TRANSPORT, INC.
                                LEASE AGREEMENT

This lease agreement made and entered into on this 5th day of March 1998, by and between Gulf Northern Transport, Inc., hereinafter referred to as "Carrier/Lessee", and Danny Pixler, hereinafter referred to as "Owner/Lessor", be in full force and effect on the day and date written above.

1. That this lease shall be for a term of one (1) year and extended annually by mutual consent. This lease may be terminated by written notice of either party to the other with no less than 90 day notice being given. If the Company elects to terminate before an annual renewal, the Company will pay to the Owner/Lessor any amounts due on said lease through that years end.

2. That the Carrier/Lessee shall have exclusive possession, control and use of the following equipment to wit:

         Unit#         Year/Make          Serial Number
         -----         ---------          -------------

1.       9526          1995 Volvo         4V1WDBRH1SN686401
2.       9527          1995 Volvo         4V1WDBRH3SN686402
3.       9525          1995 Volvo         4V1WDBRH3SN686407

For the duration of the lease, to be used in transportation of property, for hire, in interstate commerce.

3. That the "Carrier/Lessee" shall have responsible certified drivers for the above equipment for the duration of the lease.

4. That "Carrier/Lessee" shall pay to the "Owner/Lessor" for the use of the above equipment the sum of $4,047 on the 3rd of each month, beginning on April 3, 1998.

5. That the "Carrier/Lessee" shall pay for all maintenance on said equipment; operating expenses; base plates, permits, and license for said equipment and the preparation, filing and any payments due of monthly and quarterly fuel and mileage taxes. That "Carrier/Lessee" will provide the cargo, property, and liability insurance. That "Carrier/Lessee" will provide "Owner/Lessor" with a certificate of insurance on each policy; said certificate to include the name of the insurer, policy number, effective dates of policy, amounts and type of coverage, cost to lessor for each type of coverage, and deductible amount for each type of coverage for which lessor may be liable. That "Carrier/Lessee" shall be liable for all monthly and quarterly fuel taxes.

6. That the "Carrier/Lessee" will provide Bobtail insurance on all of the above-referenced leased equipment.

In witness whereof, the parties have signed this agreement on this, the 5th day of March 1998.


/s/ Danny Pixler                       /s/ Danny Pixler
Carrier/Lessee                         Owner/Lessor